Exhibit 10.3

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is entered into as of this 27th day of July, 2009 (“Effective Date”), by and between BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Phase 3 Science Center LLC (“Original Landlord”)), and MDRNA, INC., a Delaware corporation (“Tenant,” as successor-in-interest to Nastech Pharmaceutical Company Inc. (“Original Tenant”)).

RECITALS

A. WHEREAS, Original Landlord and Original Tenant entered into that certain Lease dated as of April 23, 2002, as amended by that certain First Amendment to Lease dated as of July 1, 2003, that certain Second Amendment to Lease dated as of January 29, 2004, and that certain Third Amendment to Lease (“Third Amendment”) dated as of March 5, 2009 (collectively, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 3450 Monte Villa Parkway in Bothell, Washington (the “Building”);

B. WHEREAS, Landlord and Tenant desire to terminate the Lease with respect to certain portions of the Premises; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Fourth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Premises. The “Premises”, as described in Section 1.1 of the Lease and depicted on Exhibit C to the Lease, are hereby amended to mean that certain space containing approximately thirty-one thousand eight hundred ninety-two (31,892) square feet as depicted on the schematic attached hereto as “Exhibit C Fourth Amendment”, which supersedes and replaces the Exhibit “C” attached to the Lease. Landlord shall be responsible for demising the amended Premises from the remainder of the Building at Landlord’s sole cost and expense; provided, however, Landlord shall not be responsible to Tenant for any loss or damage resulting therefrom to the amended Premises or any personal property located therein, other than to the extent arising from the gross negligence or willful misconduct of Landlord; and provided further that Tenant shall not be required, upon the surrender of the Premises at the expiration or earlier termination of the Term, for the repair or reverting of the work done in so demising the amended Premises. Effective as of the Effective Date, the term “Premises,” as used in the Lease, shall refer to the Premises as modified by this Fourth Amendment.

3. Rentable Area. The Rentable Area of the Premises is hereby reduced by nineteen thousand one hundred eight (19,108) square feet from fifty-one thousand (51,000) square feet to thirty-one thousand eight hundred ninety-two (31,892) square feet.

4. Basic Annual Rent. Effective as of July 1, 2010, Basic Annual Rent shall be increased by Eight Thousand Five Hundred Seventy-Three Dollars ($8,573) per month (based on approximately Twenty-Seven Cents ($0.27) per rentable square foot of the amended Premises per month) from Ninety-Six Thousand Seven Hundred Sixty-Six and 26/100s Dollars ($96,766.26) for a total of One Hundred Five Thousand Three Hundred Thirty-Nine and 26/100s Dollars ($105,339.26) (based on a total of Three and 30/100s Dollars ($3.30) per rentable square foot of the amended Premises per month), subject to increase as set forth in Section 6.1 of the Lease.

5. Pro Rata Share. Sections 2.1.4 and 7.3(a) of the Lease are hereby amended to provide that Tenant’s Pro Rata Share is decreased from one hundred percent (100%) to sixty-two and fifty-three one hundredths percent (62.53%) of the Project.

6. Parking. The first sentence of Section 15.3 of the Lease is amended to read as follows: “As an appurtenance to the Premises, Tenant, and its employees and invitees, shall be entitled to use without charge Tenant’s Pro Rata Share of the Project parking facilities, equal to two and four tenths spaces (2.4) per one thousand (1,000) rentable square feet on an un-reserved and un-assigned basis, less Tenant’s Pro Rata Share of required handicap parking spaces serving the Project.”

7. Maintenance Obligations. Section 2 of the Third Amendment is hereby amended as follows: Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees to: (a) maintain and repair the roof; the exterior of the Building; the landscaping; the parking lot; the elevator; and the HVAC, electrical, plumbing, security, exterior generator, fire sprinkler (including related alarms) systems, and other building systems including the RODI water system and air compressor systems serving the Premises, (b) wash the outside windows of the Building, (c) supply regular janitorial service for the Premises, including refuse removal, (d) maintain one (1) small Millipore water system, one (1) large glass washer located within the Premises, and (e) supply the following utilities to the Premises for the period of time that Tenant is not actively conducting business in the Premises: phones for the elevators and alarms, water, sewer, gas and electricity (collectively the “Maintenance Obligations”), the cost of which shall be paid by Tenant as Additional Rent, except as abated by Section 6 to the Third Amendment. For avoidance of doubt, Landlord shall not be responsible to maintain the autoclave, any vacuum pumps, nitrogen, or any cubicles or furniture.

8. Lender’s Consent. This Fourth Amendment shall be of no force or effect unless and until Landlord gives Tenant written confirmation that Landlord has obtained the consent of Landlord’s lender or lenders to this Fourth Amendment. Tenant shall pay all costs incurred by Landlord in obtaining the consent of Landlord’s lender(s), including, without limitation, reasonable attorneys’ fees (not to exceed $10,000).

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9. No Surrender or Acceptance; No Waiver. Nothing in this Fourth Amendment shall be construed as a surrender of the Premises by Tenant or an acceptance of the Premises by Landlord and, except with regard to its performance of the Maintenance Obligations, Landlord is not waiving any rights it may have under the Lease, at law or in equity. Except as explicitly stated in this Fourth Amendment, the Lease remains unmodified and in full force and effect, including, without limitation, Tenant’s obligations to pay Rent as amended hereby and to ultimately surrender the Premises to Landlord at the expiration or earlier termination of the Term in the condition required by the Lease.

10. Broker. Each of Landlord and Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Fourth Amendment and agrees to indemnify, defend and hold the other harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

11. No Default. Each of Landlord and Tenant represents, warrants and covenants that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

12. Effect of Amendment. Except as modified by this Fourth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. Each party agrees to pay its own costs and expenses (including legal fees) incurred in connection with this Fourth Amendment except as stated in Section 8. The covenants, agreements, terms, provisions and conditions contained in this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Fourth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Fourth Amendment.

13. Miscellaneous. This Fourth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Fourth Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

14. Counterparts. This Fourth Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Fourth Amendment.

LANDLORD:

BMR-3450 MONTE VILLA PARKWAY LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

MDRNA, INC.,
a Delaware corporation

By:	/s/ Bruce R. York
Name:	Bruce R. York
Title:	V.P. Finance, Chief Accounting Officer and Secretary

CALIFORNIA ALL-PURPOSE

CERTIFICATE OF ACKNOWLEDGMENT

State of California

County of San Diego

On July 27th 2009, before me, Christy Bartlett, Notary Public personally appeared Kevin M. Simonson

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Christy D Bartlett	Christy D Bartlett
Signature of Notary Public	Comm #1614771
NOTARY PUBLIC — CALIFORNIA SAN DIEGO COUNTY
Commission Expires Nov 16, 2009

ACKNOWLEDGEMENT

STATE OF _Washington_	§
§
COUNTY OF _Snohomish	§

On      July 27, 2009     , before me, a Notary Public in and for said state, personally appeared      Bruce R. York     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Kelli J. Endreson
Kelli J. Endreson , Notary Public

My Commission Expires: 12/20/2011

EXHIBIT C FOURTH AMENDMENT

PREMISES